UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2013

INSMED
INCORPORATED

(Exact name of registrant as specified in its charter)

Virginia	0-30739	54-1972729
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 Deer Park Drive, Suite C, Monmouth Junction, New Jersey	08852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 997-4600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events.

On July 16, 2013, Insmed, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Leerink Swann LLC as representative of the underwriters named in Schedule I thereto (the “Underwriters”), relating to the issuance and sale of 6,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Offering”). The price to the public is $10.40 per share and the Underwriters have agreed to purchase the Shares pursuant to the Underwriting Agreement at a price of $9.776 per share. In addition, the Company has granted the Underwriters an option exercisable for 30 days from the date of the Underwriting Agreement to purchase up to an additional 900,000 shares of the Company’s common stock.

The Offering is being made pursuant to a base prospects dated June 5, 2013, which was filed with the Securities and Exchange Commission as part of a shelf registration statement that became effective on June 5, 2013 (Registration No. 333-188851) and a related prospectus supplement dated July 15, 2013. The closing of the Offering is expected to take place on or about July 22, 2013, subject to the satisfaction of customary closing conditions.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K.

On July 15, 2013, the Company issued a press release announcing the commencement of the Offering. On July 17, 2013, the Company issued a press release announcing the pricing of the Offering. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are each incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits

Exhibit
No.	Description

1.1	Underwriting Agreement, dated July 16, 2013, by and between the Company and Leerink Swann LLC as representative of the underwriters named in Schedule A thereto.

99.1	Press Release dated July 15, 2013.

99.2	Press Release dated July 17, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2013

INSMED INCORPORATED

	By:	/s/ Andrew T. Drechsler
	Name:	Andrew T. Drechsler
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated July 16, 2013, by and between the Company and Leerink Swann LLC as representative of the underwriters named in Schedule A thereto.

99.1	Press Release dated July 15, 2013.

99.2	Press Release dated July 17, 2013.